Exhibit 10.5

ASSEMBLY BIOSCIENCES, INC.

2019 Inducement Award Plan

NOTICE OF STOCK OPTION GRANT

Grant Number   2019-IAP-###

You have been granted an option to purchase Common Stock of Assembly Biosciences, Inc. (the “Company”), as follows:

Date of Grant	[________]

Vesting Commencement Date	[_______]

Exercise Price per Share	$____

Total Number of Shares Granted	_______

Total Exercise Price	$_______

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	10 years

Vesting Schedule:

[___] to vest on the first anniversary of the vesting commencement date; and thereafter [__] of remaining option shares to vest each month thereafter for [___] months; in each case subject to your Continuous Services through such vesting date and otherwise in accordance with the terms and conditions of the Plan (as defined below) and the Stock Option Agreement attached hereto. Shares to vest on any vesting date shall be rounded down to nearest whole number. Monthly installments shall take into effect prior rounding so that each monthly installment including the last installment is approximately the same. On the [____] anniversary of the vesting commencement date, assuming Continuous Service through each vesting date, the option shall be fully vested. Upon the termination of your employment by the Company for any reason other than for Cause within 6 months following the occurrence of a Corporate Transaction, all unvested options shall immediately vest.

[Subject to the terms and conditions set forth in your employment agreement dated as of ____________ (your “Employment Agreement”), including the condition that you execute a release in form and substance reasonably satisfactory to the Company and you, in connection with your termination of employment this option shall be subject to additional provisions relating to the acceleration of vesting of equity awards as set forth in Section ____ of your Employment Agreement.]

Termination Period:

Vested option shares may be exercised for up to 90 days after termination of Continuous Service, unless a longer post-termination exercise period is provided in your Employment Agreement or the Stock Option Agreement attached hereto.  By your signature or electronic acceptance of this option and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Assembly Biosciences, Inc. 2019 Inducement Award Plan (the “Plan”) and the Stock Option Agreement, all of which are attached and made a part of this document. Capitalized terms used in this Notice of Stock Option Grant and not otherwise defined herein shall have the meaning assigned to such term in the Plan.

Dated:

OPTIONEE:	ASSEMBLY BIOSCIENCES, INC.

By:
[Name]
Name:

Title:

ASSEMBLY BIOSCIENCES, INC.

STOCK OPTION AGREEMENT

1.Grant of Option.  Assembly Biosciences, Inc. (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the "“Optionee”) an option (this “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Assembly Biosciences, Inc. 2019 Inducement Award Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

2.Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Sections 10 and 11 of the Plan as follows:

(a)Right to Exercise.

(i)This Option may not be exercised for a fraction of a share.

(ii)In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(b)Method of Exercise.  This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person, by certified mail or electronic transmission (with confirmation of receipt) to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price. Alternatively, this Option may be exercised through the Company’s online equity platform and in compliance with the procedures set forth therein.

Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.  No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.

3.Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)cash; or

(ii)check; or

(iii)surrender of other shares of Common Stock of the Company, or attestation of ownership of such shares, as described in Section 7(b)(iv) of the Plan; or

(iv)“net exercise” as described in Section 7(b)(vi) of the Plan; or

(v)a broker-assisted exercise as described in Section 7(b)(v) of the Plan; or

(vi)any combination of the foregoing methods of payment.

4.Nontransferability of Option.  This Option may not be transferred in any manner other than as set forth in the Plan.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors transferees and assigns of the Optionee as if such persons were the Optionee.

5.Termination of Relationship.  In the event of termination of the Optionee’s Continuous Service, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Notice of Grant.  To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

6.Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant and the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

7.Disability of Optionee.  Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s Continuous Service as a result of Optionee’s Disability, Optionee may, but only within twelve (12) months from the date of termination of Continuous Service (but in no event later than the date of expiration of the term of this Option as set forth in the Notice of Grant), exercise this Option to the extent Optionee was entitled to exercise it at the Termination Date.  To the extent that Optionee was not entitled to exercise this Option at the Termination Date, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

8.Death of Optionee.    In the event of the death of the Optionee during the '’Optionee’s Continuous Service or within ninety (90) days of termination of such 'Continuous Service, this Option may be exercised at any time within twelve (12) months following the Termination Date (but in no event later than the date of expiration of the term of this Option as set forth in the Notice of Grant), by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that Optionee was entitled to at the date of death.

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9.Taxation Upon Exercise of Option.  Pursuant to Section 9 of the Plan, the Company may require the Optionee to pay to the Company amounts necessary to satisfy any applicable Company withholding obligations.  The Optionee shall satisfy Optionee’s tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee’s current compensation, or (iii) if permitted by the Board or Committee, in its discretion, by surrendering to the Company already-owned Shares or by directing the Company to withhold shares otherwise to be transferred to the Optionee, in each case in accordance with Section 9(b) of the Plan.  For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act (an “Insider”), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b‑3 promulgated under the Exchange Act ("Rule 16b-3") and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

All elections by an Optionee to have Shares withheld to satisfy tax-withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(1)the election must be made on or prior to the applicable Tax Date;

(2)once made, the election shall be irrevocable as to the particular Shares of this Option as to which the election is made;

(3)all elections shall be subject to the consent or disapproval of the Board or Committee;

(4)if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b‑3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10.Tax Consequences.  Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)Exercise of Nonstatutory Stock Option.  There may be a regular federal income tax liability and a state income tax liability upon the exercise of this Option.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price and the Company will qualify for a deduction in the same amount.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

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(b)Disposition of Shares.  If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

11.Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors, transferees and assigns.

12.Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the Committee that administers the Plan, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

13.Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14.Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon receipt or three (3) days after deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to in the case of the Company at its corporate headquarters and in the case of Optionee at the last address Optionee provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.Option Not a Service Contract.

(a)Your Continuous Service with the Company or a Related Entity is not for any specified term and may be terminated by you or by the Company or a Related Entity at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Option pursuant to the schedule set forth in the Notice of Stock Option Grant or the issuance of the shares upon exercise of your Option), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or a Related Entity; (ii) constitute any promise or commitment by the Company or a Related Entity regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

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(b)By accepting this Option, you acknowledge and agree that the right to continue vesting in this Option pursuant to the schedule set forth in Notice of Stock Option Grant is earned only by Continuous Service (not through the act of being hired, being granted this Option or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Related Entity at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Related Entity status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Option. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without Cause and with or without notice.

16.Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

17. 2019 Inducement Award Plan.  This Option shall be subject to and governed by the terms and conditions of the Plan in all respects, and to the extent of any inconsistency between this Option and the terms of the Plan, the terms of the Plan will control.  Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Option.

18.Other Documents. You acknowledge receipt of the Company’s insider trading policy and agree to comply with its terms.

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EXHIBIT A

ASSEMBLY BIOSCIENCES, INC.

EXERCISE NOTICE1

Assembly Biosciences, Inc.

Attention:  Secretary

1.Exercise of Option.  Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _____________ shares of the Common Stock (the “Shares”) of Assembly Biosciences, Inc. (the “Company”) under and pursuant to the Company’s 2019 Inducement Award Plan (as amended from time to time, the “Plan”) and the Notice of Stock Option Grant dated __________, 20___ with its attached Stock Option Agreement (the “Option Agreement”).  The purchase price for the Shares shall be $__________ as required by this Option Agreement.  Optionee herewith delivers to the Company the full Exercise Price for the Shares.

2.Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and this Option Agreement and agrees to abide by and be bound by their terms and conditions.  Optionee represents that Optionee is purchasing the Shares for Optionee’s own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3.Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Shares, notwithstanding the exercise of this Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after this Option is exercised.

4.Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and this Option Agreement shall constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

[1]	Exercises may be effected through the Company’s online equity award platform in lieu of this Exercise Notice.

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Submitted by:	Accepted by:

OPTIONEE:	Assembly Biosciences, Inc.

By:

Name:

Title:

Address:	Address: